EXHIBIT 99.1
News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Integra LifeSciences Reports Fourth Quarter 2014 Financial Results

Revenues Increased 14.2% to $252.2 Million
Organic Revenues Increased 5.8%
Reported EPS Increased to $0.52; Adjusted EPS Increased to $0.94
Issues 2015 Full-Year Guidance

Plainsboro, New Jersey, February 24, 2015 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter ending December 31, 2014. Total revenues for the fourth quarter were $252.2 million, reflecting an increase of $31.4 million, or 14.2%, over the fourth quarter of 2013. Total revenues for the full year of 2014 were $928.3 million, an increase of $92.1 million, or 11.0%, over the full year 2013.
Organic revenues, computed by adjusting GAAP revenues as set forth in the attached reconciliation, increased 5.8% over the fourth quarter 2013, and increased 3.2% over the full year 2013.
"Strength in our worldwide neurosurgery and skin and wound businesses drove organic sales growth to 5.8% in the fourth quarter," said Peter Arduini, Integra's President and Chief Executive Officer. "We are proud of these results, which reflect the progress we have made as a Company against our plans."
The Company reported GAAP net income of $17.2 million, or $0.52 per diluted share, for the fourth quarter of 2014, compared to GAAP net income of $13.8 million, or $0.45 per diluted share, for the fourth quarter of 2013. The Company reported GAAP net income of $34.0 million, or $1.03 per diluted share, for the full year 2014, compared to GAAP net loss of $(21.1) million, or $(0.74) per diluted share in 2013.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted EBITDA for the fourth quarter of 2014 was $58.2 million, or 23.1% of revenue, an increase from $42.7 million, or 19.3% of revenue, in the fourth quarter of the prior year. Adjusted EBITDA for the full year 2014 was $188.0 million, or 20.3% of revenue, an increase from $132.4 million, or 15.8% of revenue, in the prior year.
Adjusted net income for the fourth quarter of 2014, was $31.3 million, or $0.94 per diluted share, compared to adjusted net income of $25.4 million, or $0.83 per diluted share, in the fourth quarter of 2013. Adjusted net income for the full year 2014, was $97.6 million, or $2.96 per diluted share, compared to $66.5 million, or $2.31 per diluted share in 2013.

Integra generated $20.8 million of cash flows from operations and invested $12.5 million in capital expenditures in the fourth quarter of 2014. For the full year ended December 31, 2014, cash flows from operations totaled $79.5 million and cash invested in capital expenditures was $41.9 million. Adjusted free cash flow conversion for the trailing twelve months ended December 31, 2014 was 38.5% versus 8.1% for the twelve months ended December 31, 2013.
"We look forward to the opportunities that lie ahead in 2015, including new product introductions, ramping up production in our new collagen manufacturing center, publication of the data from our diabetic foot ulcer study, and the sales channel investments we are making in our wound, extremities and international businesses," said Mr. Arduini. "The accomplishments of the last two years have laid the foundation for Integra to achieve our long-term growth and profitability objectives."

Outlook for 2015
The Company expects full year 2015 revenues to be between $960 million and $980 million. The Company expects its GAAP earnings per diluted share for the full year to be between $0.87 and $1.05 and adjusted earnings per diluted share to be between $3.05 and $3.23. This guidance includes the performance of the spine business for the full year.
At current foreign currency exchange rates, the Company expects a negative impact of approximately $25 million on 2015 revenues, and a $0.10 to $0.15 negative impact on adjusted earnings per share, compared to what they would have been at 2014 average rates.
"The spin-off of SeaSpine remains on track to be completed in the second half of 2015," said Glenn Coleman, Chief Financial Officer. "As we move forward with the realignment of our business into two global segments, we expect the simplified, more focused structure to result in faster growth and margin expansion. Overall, our 2015 guidance reflects continued progress toward our long-term growth and profitability targets."
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

**Integra's management team will reference a presentation during the conference call this morning, which can be found on the Investor section of the website at investor.integralife.com. This presentation will include revenue guidance in both the historic and new global segment structure.
Conference Call
Integra has scheduled a conference call for 8:30 AM ET today, Tuesday, February 24, 2015 to discuss financial results for the fourth quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 913-981-4904 and using the passcode 6805776. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through March 14, 2015 by dialing 719-457-0820 and using the passcode 6805776. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net (loss)/income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, certain expenses associated with product recalls, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally, including the anticipated spinoff; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading "Risk Factors" included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2014 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Organic revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues and the contribution of revenues from discontinued products in both the current and prior periods' revenues.  The various measures of adjusted EBITDA consist of GAAP net (loss)/income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net

(loss)/income, excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) structural optimization charges; (iv) SeaSpine separation-related charges (v) certain employee severance charges; (vi) discontinued product lines charges; (vii) acquisition-related charges; (viii) certain expenses associated with product recalls; (ix) impairment charges; (x) intangible asset amortization expense; (xi) convertible debt non-cash interest; and (xii) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Because the Company reported a GAAP net loss during the full year ended December 31, 2013, the calculation of GAAP diluted weighted average shares outstanding for the full year 2013 period excludes the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The measure of adjusted free cash flow consists of free cash flow adjusted for certain one-time unusual items. The adjusted free cash flow conversion measure is calculated by dividing (i) free cash flow, or (ii) adjusted free cash flow (as applicable), by (iii) adjusted net income.

Reconciliations of GAAP revenues to organic revenues for the quarter and year ended December 31, 2014 and GAAP net (loss)/income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP (losses)/earnings per diluted share to adjusted earnings per diluted share for the quarters and years ended December 31, 2014 and 2013 appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted free cash flow and adjusted free cash flow conversion measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total revenues	$252,176	$220,769	$928,305	$836,214

Costs and expenses:
Cost of goods sold	97,468	83,837	352,801	327,045
Research and development	12,157	14,511	51,596	52,088
Selling, general and administrative	112,480	101,765	445,967	407,802
Intangible asset amortization	3,387	3,037	12,400	12,697
Goodwill impairment charge	—	—	—	46,738
Total costs and expenses	225,492	203,150	862,764	846,370
Operating income (loss)	26,684	17,619	65,541	(10,156)
Interest income	23	53	168	443
Interest expense	(5,527)	(4,707)	(21,967)	(19,788)
Other income (expense), net	(905)	(257)	(763)	(1,801)
Income (loss) before income taxes	20,275	12,708	42,979	(31,302)
Income tax expense (benefit)	3,109	(1,063)	8,975	(10,235)
Net income (loss)	17,166	13,771	$34,004	$(21,067)
Diluted net income (loss) per share	$0.52	$0.45	$1.03	$(0.74)
Weighted average common shares outstanding for diluted net income (loss) per share	33,157	30,636	32,960	28,416

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
U.S. Neurosurgery	$67,338	$46,373	45.2%	$244,603	$172,250	42.0%
U.S. Instruments	41,738	42,008	(0.6)%	157,816	163,908	(3.7)%
U.S. Extremities	40,301	34,534	16.7%	143,384	128,336	11.7%
U.S. Spine & Other	43,194	47,118	(8.3)%	171,363	182,007	(5.8)%
International *	59,604	50,736	17.5%	211,139	189,713	11.3%
Total Revenues	$252,175	$220,769	14.2%	$928,305	$836,214	11.0%

Impact of changes in currency exchange rates	$3,080	$—		$2,043	$—
Less contribution of revenues from acquisitions	$(22,810)	$—		$(72,768)	$—
Less contribution of revenues from discontinued products	$(2,891)	$(3,857)		$(11,621)	$(16,528)
Total organic revenues	$229,554	$216,912	5.8%	$845,959	$819,686	3.2%

*The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument sales and private label (included in U.S. Spine & Other) product sales in those regions are managed by their respective U.S. divisions.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2014

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Manufacturing facility remediation costs	$511	$511	$—	$—	$—	$—
Global ERP implementation charges	5,201	—	5,201	—	—	—
Structural optimization charges	4,513	4,125	388	—	—	—
Certain employee severance charges	865	518	347	—	—	—
Discontinued product line charges	92	92	—	—	—	—
Acquisition-related charges	1,959	253	1,706	—	—	—
SeaSpine separation-related charges	2,162	—	2,162	—	—	—
Impairment charges	190	190	—	—	—	—
Intangible asset amortization expense *	7,982	4,595	—	3,387	—	—
Convertible debt non-cash interest	1,853	—	—	—	1,853	—
Estimated income tax impact from adjustments and other items	(11,214)	—	—	—	—	(11,214)
Depreciation expense	8,041
Stock-based compensation expense	3,418

*For the period ending December 31, 2014, "Intangible asset amortization expense" excludes $190 already included in "Impairment charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc (Exp) - Interest income (expense), net

e)	Tax - Income tax expense

Three Months Ended December 31, 2013
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Interest Exp/(Inc) (e)	Tax (f)
Manufacturing facility remediation costs	$381	$381	$—	$—	$—	$—	$—
Certain expenses associated with product recalls	1,987	1,987	—	—	—	—	—
Global ERP implementation charges	5,549	—	5,549	—	—	—	—
Structural optimization charges	1,763	781	982	—	—	—	—
Certain employee severance charges	1,175	635	540	—	—	—	—
Acquisition-related charges	2,120	1,447	45	628	—	—	—
Impairment charges	340	—	—	340	—	—	—
Intangible asset amortization expense	4,721	1,684	—	—	3,037	—	—
Convertible debt non-cash interest	1,598	—	—	—	—	1,598	—
Estimated income tax impact from adjustments and other items	(8,031)	—	—	—	—	—	(8,031)
Depreciation expense *	7,007
Stock-based compensation expense	2,798

* For the period ending December 31, 2013, "Depreciation expense" excludes $(413) already included in "Structural optimization charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2014

Item	Total Amount	COGS(a)	SG&A(b)	R&D (c)	Amort.(d)	Interest Exp(Inc)(e)	Tax(f)
Manufacturing facility remediation costs	$1,416	$1,354	$62	$—	$—	$—	$—
Global ERP implementation charges	23,177	—	23,177	—	—	—	—
Structural optimization charges	13,716	11,595	2,121	—	—	—	—
Certain employee severance charges	9,094	1,561	7,533	—	—	—	—
Acquisition-related charges	9,439	1,359	7,580	500	—	—	—
Discontinued product line charges	1,552	1,552	—	—	—	—	—
SeaSpine separation-related charges	2,162	—	2,162	—	—	—	—
Impairment charges	790	790	—	—	—	—	—
Intangible asset amortization expense*	30,959	18,559	—	—	12,400	—	—
Convertible debt non-cash interest	7,140	—	—	—	—	7,140	—
Estimated income tax impact from adjustments and other items	(35,844)	—	—	—	—	—	(35,844)
Depreciation expense	30,169
Stock-based compensation expense**	12,098

* For the period ending December 31, 2014, "Intangible asset amortization expense" excludes $790 already included in the "Impairment charges" above.
** For the period ending December 31, 2014, "Stock-based compensation expense" excludes $3.0 million already included in "Certain employee severance charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc (Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Twelve Months Ended December 31, 2013
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Goodwill (e)	Interest Exp(Inc) (f)	Tax (g)
Manufacturing facility remediation costs	$8,230	$7,948	$282	$—	$—	$—	$—	$—
Certain expenses associated with product recalls	3,431	3,266	165	—	—	—	—	—
Global ERP implementation charges	24,264	—	24,264	—	—	—	—	—
Structural optimization charges	8,793	4,105	4,688	—	—	—	—	—
Certain employee severance charges	1,205	665	540	—	—	—	—	—
Acquisition-related charges	3,113	2,169	316	628	—	—	—	—
Impairment charges	47,078	—	—	340	—	46,738	—	—
Intangible asset amortization expense	19,390	6,693	—	—	12,697	—	—	—
Convertible debt non-cash interest	6,463	—	—	—	—	—	6,463	—
Estimated income tax impact from adjustments and other items	(34,428)	—	—	—	—	—	—	(34,428)
Depreciation expense*	27,088
Stock-based compensation expense	10,393

* For the period ending December 31, 2013, "Depreciation expense" excludes $532 already included in "Structural optimization charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Goodwill - Goodwill impairment charge

f)	Interest Inc(Exp) - Interest income (expense), net

g)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

GAAP net (loss)/income	$17,166	$13,771	$34,004	$(21,067)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	16,023	11,728	61,128	46,478
Other (income) expense, net	905	257	763	1,801
Interest (income) expense, net	5,504	4,654	21,799	19,345
Income tax expense (benefit)	3,109	(1,063)	8,975	(10,235)
Manufacturing facility remediation costs	511	381	1,416	8,230
Certain expenses associated with product recalls	—	1,987	—	3,431
Global ERP implementation charges	5,201	5,549	23,177	24,264
Structural optimization charges	4,513	1,763	13,716	8,793
Certain employee severance charges	865	1,175	9,094	1,205
Discontinued product lines charges	92	—	1,552	—
Acquisition-related charges	1,959	2,120	9,439	3,113
SeaSpine separation-related charges	2,162	—	2,162	—
Impairment charges	190	340	790	47,078
Total of non-GAAP adjustments	41,034	28,891	154,011	153,503
Adjusted EBITDA	$58,200	$42,662	$188,015	$132,436
Stock-based compensation	3,418	2,798	12,098	10,393
Adjusted EBITDA excluding stock-based compensation	$61,618	$45,460	$200,113	$142,829

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

GAAP net (loss) / income	$17,166	$13,771	$34,004	$(21,067)
Non-GAAP adjustments:
Manufacturing facility remediation costs	511	381	1,416	8,230
Certain expenses associated with product recalls	—	1,987	—	3,431
Global ERP implementation charges	5,201	5,549	23,177	24,264
Structural optimization charges	4,513	1,763	13,716	8,793
Certain employee severance charges	865	1,175	9,094	1,205
Discontinued product lines charges	92	—	1,552	—
Acquisition-related charges	1,959	2,120	9,439	3,113
SeaSpine separation-related charges	2,162	—	2,162	—
Intangible asset amortization expense	7,982	4,721	30,959	19,390
Impairment charges	190	340	790	47,078
Convertible debt non-cash interest	1,853	1,598	7,140	6,463
Estimated income tax impact from adjustments and other items	(11,214)	(8,031)	(35,844)	(34,428)

Total of non-GAAP adjustments	14,114	11,603	63,601	87,539
Adjusted net income	$31,280	$25,374	$97,605	$66,472
Adjusted diluted net income per share	$0.94	$0.83	$2.96	$2.31
Weighted average common shares outstanding for diluted net (loss)/income per share	33,157	30,636	32,960	28,416
Non-GAAP adjustment for dilutive effects of equity awards	—	—	—	386
Weighted average common shares outstanding for adjusted diluted net income per share	33,157	30,636	32,960	28,802

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2014	2013

Cash and cash equivalents	$71,994	$120,614
Accounts receivable, net	131,918	118,145
Inventory, net	237,114	206,919

Bank line of credit	413,125	186,875
Convertible securities	213,121	205,182

Stockholders' equity	704,322	666,090

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2014	2013
GAAP Net cash provided by operating activities	$20,759	$11,696

Purchases of property and equipment	(12,455)	(10,128)
Free Cash Flow	8,304	1,568

Adjusted net income *	31,280	25,374
Adjusted Free Cash Flow Conversion	26.6%	6.2%

	Twelve Months Ending December 31,
	2014	2013
GAAP Net cash provided by operating activities	$79,463	$53,268

Purchases of property and equipment	(41,921)	(47,851)
Free Cash Flow	37,542	5,417

Adjusted net income *	97,605	66,472
Adjusted Free Cash Flow Conversion	38.5%	8.1%

* Adjusted net income for quarters and twelve months ended December 31, 2013 and 2014 are reconciled above.

The Company calculates adjusted free cash flow conversion by dividing its adjusted free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2015
	Low	High
GAAP net income	$29,040	$35,040
Non-GAAP adjustments:
Global ERP implementation charges	17,500	17,500
SeaSpine separation-related charges	20,000	20,000
Structural optimization charges	21,300	21,300
Acquisition-related charges	8,000	8,000
Intangible asset amortization expense	32,500	32,500
Convertible debt non-cash interest	8,200	8,200
Estimated income tax impact from adjustments and other items	(34,340)	(34,340)

Total of non-GAAP adjustments	73,160	73,160
Adjusted net income	$102,200	$108,200
GAAP diluted net income per share	$0.87	$1.05
Non-GAAP adjustments detailed above (per share)	$2.18	$2.18
Adjusted diluted net income per share	$3.05	$3.23
Weighted average common shares outstanding for diluted net income per share	33,500	33,500

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2015

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	17,500	—	17,500	—	—	—
SeaSpine separation-related charges	20,000	2,000	18,000
Structural optimization charges	21,300	16,000	5,300	—	—	—
Acquisition-related charges	8,000	1,200	6,800	—	—	—
Intangible asset amortization expense	32,500	18,000	—	14,500	—	—
Convertible debt non-cash interest	8,200	—	—	—	8,200	—
Estimated income tax impact from adjustments and other items	(34,340)	—	—	—	—	(34,340)

Source: Integra LifeSciences Holdings Corporation